EXHIBIT 99.7
                       MRS. FIELDS' ORIGINAL COOKIES, INC.

                            Offer for all Outstanding
                     10 1/8% Series A Senior Notes due 2004
                                 in Exchange for
                     10 1/8% Series B Senior Notes due 2004,
                        which Have Been Registered Under
                           the Securities Act of 1933,
                                   As Amended

To Our Clients:

     Enclosed for your consideration is a prospectus dated March , 1998 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Mrs. Fields' Original Cookies, Inc. ("Mrs. Fields", the "Company" or the "Issuer") to exchange their 10 1/8% Series B Senior Notes due 2004, which have been registered under the Securities Act of 1933, as amended (the "New Senior Notes"), for their outstanding 10 1/8% Series A Senior Notes due 2004 (the "Old Senior Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the registration rights agreement in respect of the Old Senior Notes, dated November 26, 1997, by and among the Issuer and the initial purchasers referred to therein.

     This material is being forwarded to you as the beneficial owner of the Old Senior Notes held by us for your account but not registered in your name. A tender of such Old Senior Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Senior Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Senior Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at midnight, New York City time, on April __, 1998, unless extended by the Issuer. Any Old Senior Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1.  The Exchange Offer is for any and all Old Senior Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange OfferCCertain Conditions to the Exchange Offer."

     3. Any transfer taxes incident to the transfer of Old Senior Notes from the Holder to the Issuer will be paid by the Issuer.

     4. The Exchange Offer expires at midnight, New York City time, on April , 1998, unless extended by the Issuer.

     If you wish to have us tender your Old Senior Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Senior Notes.

                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER


     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Mrs. Fields' Original Cookies, Inc with respect to their Old Senior Notes.

     This will instruct you to tender the Old Senior Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Senior Notes held by you for my account as indicated below:

                                  Aggregate Principal Amount of Old Senior Notes

10 1/8% Series A Senior Notes due 2004 .......    ______________________________

___ Please do not tender any Old
    Senior Notes held by you for                  ______________________________
    my account.

                                                  ______________________________
Dated: __________, 1998
                                                                    Signature(s)

                                                  ______________________________

                                                  ______________________________
                                                       Please print name(s) here

                                                  ______________________________


                                                  ______________________________


                                                  ______________________________
                                                                     Address(es)

                                                  ______________________________
                                                  Area Code and Telephone Number

                                    ____________________________________________
                                    Tax Identification or Social Security No(s).


         None of the Old Senior Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Senior Notes held by us for your account.